EXHIBIT 99.1

To Form 8-K dated April 24, 2014

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III

Chairman and Chief Executive Officer

Seacoast Banking Corporation of Florida

(772) 288-6085

William R. Hahl

Executive Vice President/

Chief Financial Officer

(772) 221-2825

SEACOAST REPORTS $2.3 MILLION IN NET INCOME FOR THE QUARTER

•	Net income for the quarter increased 24 percent linked quarter and was up 12 percent year over year resulting from lower credit costs and expense management
•	Earnings per share was up 50 percent to $.09 compared with $.06 in 2013
•	Pretax income was $3.7 million for the quarter compared to $2.0 million in 2013 and $3.1 million in the prior quarter

STUART, FL., April 24, 2014 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF), today reported first quarter 2014 net income available to common shareholders of $2.3 million or $0.09 per diluted common share, compared with $1.1 million, or $.06 per diluted common share for 2013. The income resulted from improved earnings and redemption of the company’s preferred stock outstanding on December 31, 2013. Seacoast’s pretax income for the first quarter of $3.7 million was up 83.4 percent compared to a year ago, while net income was $2.3 million compared to $2.0 million for the same quarter last year. There was no tax provision in the prior period due to the impact of the valuation allowance for the company’s deferred tax assets which was subsequently fully recovered in the third quarter of 2013.

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The improved earnings for the quarter reflect growth in customer deposit and loan relationships, improved credit costs and reduced core operating expenses which were offset by lower mortgage banking revenue and severance costs associated with cost reductions announced in the prior quarter. Additional spending related to customer growth initiatives and increased customer adoption of new digital products were also absorbed during the quarter.

Customer Relationship Growth Improves

•	Average noninterest bearing demand deposits were up $47.3 million, or 10.9 percent compared with the prior year and $18.2 million, or 15.6 percent linked quarter annualized

•	Ending noninterest bearing demand deposits increased to 28.2 percent of total deposits compared with 22.7 percent for the first quarter 2012

•	Ending net loan balances increased by 7.5 percent, or $90.7 million compared to first quarter 2013, and $8.8 million linked quarter

Additional Cost Reductions Announced

As previously announced, we implemented annual cost reductions totaling $1.4 million late in the first quarter which resulted in severance expense totaling $212,000 for the quarter. We have identified and are currently implementing an additional $1.9 million in cost reductions to better align our expense structure as we continue making the investments needed to drive sustainable long term customer growth. We expect our core operating expenses to fall below $17.9 million per quarter when these reductions are fully absorbed starting in the third quarter.

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Innovation Driving Growth

During the quarter spending for new digital products, increased digital adoption and new personnel in marketing and data analytics totaled approximately $860,000 annualized, which we expect to grow to approximately $1.3 million annualized by year end. Growth in new households continued to accelerate with net new households produced during the quarter more than doubling over the same period in the prior year. As of quarter end, 47 percent of our online customers have adopted our mobile product offerings. The total number of services utilized by our retail customers increased to an average of 3.4 per household, primarily due to an increase in debit card activation, direct deposit and mobile banking users. We continue to focus on helping our customers discover more convenient ways to manage their financial lives while we also work to reduce our legacy fixed costs.

Acquisition Announced

Seacoast also announced today it has entered into a definitive agreement to acquire The BANKshares, Inc., a commercial bank headquartered in Winter Park, Florida, with $656 million in assets. Information concerning the merger is contained in a press release separately issued concurrent with this first quarter earnings release. Seacoast Chairman and CEO Dennis Hudson will discuss the merits of the acquisition during tomorrow’s previously scheduled earnings conference call. Dial in instructions are provided below.

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“We see enormous opportunities for growth in our markets and throughout Florida. Community banking will continue to be impacted by the transformation in customer convenience that is effecting banks of all sizes. We are working to position Seacoast to grow and prosper as consumers and businesses alike are quickly discovering new and more convenient ways to access and manage their financial lives. We see opportunities to capitalize on these new growth opportunities as we add key personnel in our Central and South Florida markets,” said Dennis S. Hudson III, Chairman and Chief Executive Officer. “Over the past year we have invested significant resources to support this changing environment while cutting legacy costs, which will ultimately be significantly reduced resulting in further improvements to our operating leverage.”

Additional detailed information concerning the quarter is presented below.

Deposit Growth Continues:

Our customer relationship strategy continues to produce low cost funding with retail and business households, which will prove particularly valuable as interest rates increase in the future and result in higher core revenues from both wider margins and increased usage of electronic and digital payment options. Deposit mix continued to improve in the first quarter with noninterest bearing demand deposits increasing to 28.2 percent of total deposits at the end of the first quarter, from 22.7 percent two years earlier. The improved deposit mix resulted in lower total interest expense, which declined $166,000 year over year.

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(Dollars in thousands)	First Quarter 2014	First Quarter 2013	First Quarter 2012	2014 vs 2013 Change	2014 vs 2012 Change
Customer Relationship Funding
Demand deposits
(noninterest bearing)	$513,925	$453,144	$394,532	13.4%	30.3%
NOW	504,698	482,913	436,712	4.5	15.6
Money market accounts	337,408	341,216	330,409	(1.1)	2.1
Savings deposits	202,170	177,213	148,068	14.1	36.5
Time certificates of deposit	261,594	307,678	427,738	(15.0)	(38.8)
Total deposits	1,819,795	1,762,164	1,737,459	3.3	4.7
Sweep repurchase agreements	156,136	161,678	149,316	(3.4)	4.6
Total core customer funding (1)	1,714,337	1,616,164	1,459,037	6.1	17.5
Demand deposit mix
(noninterest bearing)	28.2%	25.7%	22.7%
(1)	Total deposits and sweep repurchase agreements, excluding certificates of deposits.

Credit Quality now at Pre-Crisis Levels:

•	Restructured loans reduced to $24.5 million, down $16.6 million compared to a year ago;

•	Nonperforming loans totaled 2.0 percent of loans, compared with 2.1 percent last quarter and 2.9 percent one year ago; and

•	Nonperforming assets to total assets declined to 1.4 percent, compared to 2.1 percent a year ago.

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(Dollars in thousands )	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Net charge-offs (recoveries)	$(139)	$838	$842	$2,027	$1,517
Net charge-offs (recoveries) to average loans	(0.04)%	0.26%	0.26%	0.64%	0.49%

Loan loss provision	$(735)	$490	$1,180	$565	$953
Allowance to loans at end of period	1.48%	1.54%	1.62%	1.59%	1.76%

Restructured loans (accruing)	$24,537	$25,137	$25,509	$29,612	$41,170

Nonperforming loans	$26,220	$27,672	$28,724	$33,266	$35,208
Other real estate owned	6,369	6,860	5,589	10,063	10,850
Nonperforming assets	$32,589	$34,532	$34,313	$43,329	$46,058

Nonperforming loans to loans outstanding at end of period	2.00%	2.12%	2.27%	2.63%	2.88%

Nonperforming assets to total assets	1.41	1.52	1.60	1.98	2.09

Noninterest Income:

Noninterest income fell short of the prior quarter by 6.8 percent primarily due to a decline in mortgage banking fees as a result of lower mortgage demand and lower service charges on deposits resulting from seasonally higher average balances. Both items were also impacted by two fewer days in the first quarter compared to the fourth quarter. Interchange fees were up by 11.0 percent, or $139,000 compared to the same period last year due to higher usage and increased customers.

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(Dollars in thousands)	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013

Service charges on deposit accounts	$1,507	$1,778	$1,741	$1,641	$1,551
Trust income	671	693	667	675	676
Mortgage banking fees	661	728	1,075	1,256	1,114
Brokerage commissions and fees	379	461	383	362	425
Marine finance fees	254	215	283	419	272
Interchange income	1,403	1,394	1,358	1,388	1,264
Other deposit based EFT fees	98	80	77	87	98
Other	585	617	503	507	531
Total	5,558	5,966	6,087	6,335	5,931

Securities gains, net	17	0	280	114	25
	$5,575	$5,966	$6,367	$6,449	$5,956

Noninterest Expenses:

Total noninterest expenses of $18.8 million decreased by $176,000, or 0.9 percent compared with the same period last year. Contributing to the reduction in expenses were lower costs in salaries and wages as a result of ongoing expense management, as well as, lower commissions in mortgage banking and wealth fees, year over year. Partially offsetting the reduction in costs were higher levels of marketing expense, up 81.1 percent from first quarter 2013, due to continued focus on expanding the Seacoast brand, digital communications, and building organic growth.

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Persistent emphasis on expense reduction resulted in the successful implementation of first quarter cost savings totaling $1.4 million annually. These savings were the result of negotiations with our current vendors for competitive pricing, changes to the organizational structure, and the termination of regulatory agreements and requirements. Our focus remains on building our customer franchise and increasing our loan production, while investing in resources to support revenue growth. Further second quarter cost saving initiatives, forecasted at $1.9 million annually, have been identified and are currently being implemented. These continued efforts in cost management will increase our efficiency through the reduction of legacy costs and other operational expense.

(Dollars in thousands)	First Quarter 2014	Fourth Quarter 2013	Third Quarter 2013	Second Quarter 2013	First Quarter 2013
Noninterest Expense:

Salaries and wages	$7,412	$8,077	$7,533	$7,892	$7,437
Employee benefits	2,182	1,568	1,713	1,823	2,223
Outsourced data processing costs	1,695	1,586	1,657	1,631	1,498
Telephone / data lines	293	325	318	325	285
Occupancy expense	1,838	1,824	1,824	1,775	1,755
Furniture and equipment expense	571	597	605	571	561
Marketing expense	813	749	456	685	449
Legal and professional fees	941	839	874	949	796
FDIC assessments	386	451	713	720	717
Amortization of intangibles	196	196	195	197	195
Other	2,063	2,414	2,203	2,512	2,153
Total Core Operating Expense	18,390	18,626	18,091	19,080	18,069

Severance and organizational changes	212	0	24	10	33
Branch consolidation	0	0	0	0	0
Miscellaneous Losses	0	190	0	0	0
Recovery of prior legal fees	0	(350)	0	(650)	0
Net loss on OREO and repossessed assets	53	0	229	493	567
Asset dispositions expense	128	180	159	111	290
Total	$18,783	$18,646	$18,503	$19,044	$18,959

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During the first quarter of 2014, we slowed the growth rate for investments in commercial loan production personnel compared to the prior two years. Our prior year’s commercial banking expansion included three Accelerate offices in the Orlando MSA. For the first quarter, 2014, total commercial loan balances outstanding increased $69 million, or 12.1 percent compared to the prior year. Ending consumer loan balances at first quarter 2014 increased by 3.0 percent year over year, with residential loan balances increasing $18 million, or 3.1 percent.

The Company’s tier 1 capital ratio is estimated at 17.5 percent and the total risk based capital ratio at 18.7 percent at March 31, 2014. The tier 1 leverage ratio was 10.6 percent at March 31, 2014. The Company closed on the sale of an additional $25 million in common equity in January 2014 related to the fourth quarter capital raise, which has further strengthened our capital ratios during the quarter.

Seacoast will host a conference call on Friday, April 25, 2014 at 9:30 a.m. (Eastern Time) to discuss the earnings results, business trends and the acquisition of BANKshares, Inc.  Investors may call in (toll-free) by dialing (888) 517-2458 (passcode: 7789246; host: Dennis S. Hudson).  Slides will be used during the conference call and may be accessed at Seacoast’s website at SeacoastBanking.net by selecting “Presentations” under the heading “Investor Services.”  A replay of the call will be available for one month, beginning the afternoon of April 25, by dialing (888) 843-7419 (domestic), using the passcode 7789246.

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Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast’s website at SeacoastBanking.net.  The link is located in the subsection “Presentations” under the heading “Investor Services.”  Beginning the afternoon of April 25, an archived version of the webcast can be accessed from this same subsection of the website.  The archived webcast will be available for one year.

Seacoast Banking Corporation of Florida is one of the largest community banks headquartered in Florida with approximately $2.3 billion in assets and $1.8 billion in deposits as of March 31, 2014.  The Company provides integrated financial services including commercial and retail banking, wealth management, and mortgage services to customers through 34 traditional branches of its locally-branded wholly-owned subsidiary bank, Seacoast National Bank, and five Accelerate offices fueled by the power of Seacoast National Bank.  Offices stretch from Fort Lauderdale north through the Treasure Coast and into Orlando, and west to Okeechobee and surrounding counties.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

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Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2013 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS	(Unaudited)	04/24/14
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands, except share data)	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
Summary of Earnings
Net income (loss)	$2,299	$1,850	$2,044
Net income available to common shareholders (loss)	2,299	588	1,107
Net interest income (1)	16,277	16,336	16,055
Net interest margin (1), (2)	3.07	3.08	3.15

Performance Ratios
Return on average assets-GAAP basis (2), (3)	0.41%	0.33%	0.38%
Return on average shareholders' equity-GAAP basis (2), (3)	4.02	3.10	5.09
Return on average tangible common shareholders' equity-GAAP basis (2), (3), (4)	4.26	3.32	4.45
Efficiency ratio (5)	84.30	81.92	81.45
Noninterest income to total revenue	25.52	26.82	27.04

Per Share Data
Net income (loss) diluted-GAAP basis (6)	$0.09	$0.03	$0.06
Net income (loss) basic-GAAP basis (6)	0.09	0.03	0.06
Book value per share common (6)	8.79	8.40	6.20
Tangible book value per share (6)	8.77	8.37	8.70
Tangible common book value per share (4), (6)	8.77	8.37	6.15
Cash dividends declared	0.00	0.00	0.00

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company defines tangible common equity as total shareholder's equity less preferred stock and intangible assets.
(5)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).
(6)	Calculated based on total shares outstanding subsequent to the 5/1 reverse stock split.

FINANCIAL HIGHLIGHTS
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	March 31,
(Dollars in thousands, except share data)	2014	2013	2013

Selected Financial Data
Total assets	$2,315,992	$2,268,940	$2,202,049
Securities available for sale (at fair value)	658,512	641,611	649,196
Net loans	1,292,984	1,284,139	1,202,270
Deposits	1,819,795	1,806,045	1,762,164
Total shareholders' equity	228,382	198,604	166,705
Common shareholders' equity	228,382	198,604	117,647

Average Balances (Year-to-Date)
Total average assets	$2,286,998	$2,186,757	$2,169,329
Less: intangible assets	629	1,104	1,395
Total average tangible assets	$2,286,369	$2,185,653	$2,167,934

Total average equity	$231,769	$183,304	$162,795
Less: intangible assets	629	1,104	1,395
Total average tangible equity	$231,140	$182,200	$161,400

Credit Analysis
Net charge-offs year-to-date	$(139)	$5,224	$1,517
Net charge-offs to average loans (annualized)	(0.04)%	0.41%	0.49%
Loan loss provision year-to-date	$(735)	$3,188	$953
Allowance to loans at end of period	1.48%	1.54%	1.76%

Nonperforming loans	$26,220	$27,672	$35,208
Other real estate owned	6,369	6,860	10,850
Total nonperforming assets	$32,589	$34,532	$46,058

Restructured loans (accruing)	$24,537	$25,137	$41,170

Nonperforming loans to loans at end of period	2.00%	2.12%	2.88%

Nonperforming assets to total assets	1.41%	1.52%	2.09%

CONDENSED CONSOLIDATED STATEMENTS OF INCOME	(Unaudited)	04/24/14
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	Three Months Ended
	March 31,
(Dollars in thousands, except per share data)	2014	2013

Interest on securities:
Taxable	$3,434	$3,184
Nontaxable	12	18
Interest and fees on loans	13,798	14,027
Interest on federal funds sold and other investments	268	228
Total Interest Income	17,512	17,457

Interest on deposits	194	208
Interest on time certificates	407	532
Interest on borrowed money	690	717
Total Interest Expense	1,291	1,457

Net Interest Income	16,221	16,000
Provision for loan losses	(735)	953
Net Interest Income After Provision for Loan Losses	16,956	15,047

Noninterest income:
Service charges on deposit accounts	1,507	1,551
Trust income	671	676
Mortgage banking fees	661	1,114
Brokerage commissions and fees	379	425
Marine finance fees	254	272
Interchange income	1,403	1,264
Other deposit based EFT fees	98	98
Other	585	531
	5,558	5,931
Securities gains, net	17	25
Total Noninterest Income	5,575	5,956

Noninterest expenses:
Salaries and wages	7,624	7,470
Employee benefits	2,182	2,223
Outsourced data processing costs	1,695	1,498
Telephone / data lines	293	285
Occupancy	1,838	1,755
Furniture and equipment	571	561
Marketing	813	449
Legal and professional fees	941	796
FDIC assessments	386	717
Amortization of intangibles	196	195
Asset dispositions expense	128	290
Net loss on other real estate owned and repossessed assets	53	567
Other	2,063	2,153
Total Noninterest Expenses	18,783	18,959

Income Before Income Taxes	3,748	2,044
Income taxes (benefit)	1,449	0

Net Income	2,299	2,044
Preferred stock dividends and accretion on preferred stock discount	-	937
Net Income Available to Common Shareholders	$2,299	$1,107

Per share of common stock:

Net income diluted	$0.09	$0.06
Net income basic	0.09	0.06
Cash dividends declared	0.00	0.00

Average diluted shares outstanding	25,656,775	18,925,215
Average basic shares outstanding	25,489,630	18,789,428

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)	04/24/14
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	March 31,	December 31,	March 31,
(Dollars in thousands, except share data)	2014	2013	2013

Assets
Cash and due from banks	$44,984	$48,561	$34,982
Interest bearing deposits with other banks	173,794	143,063	192,069
Total Cash and Cash Equivalents	218,778	191,624	227,051

Securities:
Available for sale (at fair value)	658,512	641,611	649,196

Loans available for sale	11,038	13,832	24,206

Loans, net of deferred costs	1,312,456	1,304,207	1,223,810
Less: Allowance for loan losses	(19,472)	(20,068)	(21,540)
Net Loans	1,292,984	1,284,139	1,202,270

Bank premises and equipment, net	35,057	34,505	34,620
Other real estate owned	6,369	6,860	10,850
Other intangible assets	522	718	1,305
Other assets	92,732	95,651	52,551
	$2,315,992	$2,268,940	$2,202,049

Liabilities and Shareholders' Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$513,925	$464,006	$453,144
NOW	504,698	540,288	482,913
Savings deposits	202,170	192,491	177,213
Money market accounts	337,408	331,184	341,216
Other time certificates	148,971	154,743	175,934
Brokered time certificates	9,619	9,776	10,169
Time certificates of $100,000 or more	103,004	113,557	121,575
Total Deposits	1,819,795	1,806,045	1,762,164

Federal funds purchased and securities sold under
agreements to repurchase, maturing within 30 days	156,136	151,310	161,678
Borrowed funds	50,000	50,000	50,000
Subordinated debt	53,610	53,610	53,610
Other liabilities	8,069	9,371	7,892
	2,087,610	2,070,336	2,035,344

Shareholders' Equity
Preferred stock - Series A	0	0	49,058
Common stock	2,599	2,364	9,485
Additional paid in capital	301,918	277,290	222,940
Accumulated deficit	(68,396)	(70,695)	(117,504)
Treasury stock	(39)	(11)	(25)
	236,082	208,948	163,954
Accumulated other comprehensive gain (loss), net	(7,700)	(10,344)	2,751
Total Shareholders' Equity	228,382	198,604	166,705
	$2,315,992	$2,268,940	$2,202,049

Common Shares Outstanding	25,984,488	23,637,434	18,970,005

Note:  The balance sheet at December 31, 2013 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)	04/24/14
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTERS
	2014	2013
(Dollars in thousands, except per share data)	First	Fourth	Third	Second	First
Net income (loss)	$2,299	$1,850	$45,141	$2,954	$2,044

Operating Ratios
Return on average assets-GAAP basis (2),(3),(5)	0.41%	0.33%	8.32%	0.54%	0.38%
Return on average tangible assets (2),(3),(4)	0.43	0.35	8.34	0.57	0.41
Return on average shareholders' equity-GAAP basis (2),(3),(5)	4.02	3.10	106.55	7.19	5.09
Efficiency ratio (6)	84.30	81.92	78.05	81.05	81.45
Noninterest income to total revenue	25.52	26.82	26.58	28.22	27.04

Net interest margin (1),(2)	3.07	3.08	3.25	3.12	3.15
Average equity to average assets	10.13	10.55	7.80	7.56	7.50

Credit Analysis
Net charge-offs (recoveries)	$(139)	$838	$842	$2,027	$1,517
Net charge-offs to average loans (recoveries)	(0.04)%	0.26%	0.26%	0.64%	0.49%
Loan loss provision	$(735)	$490	$1,180	$565	$953
Allowance to loans at end of period	1.48%	1.54%	1.62%	1.59%	1.76%

Restructured loans (accruing)	$24,537	$25,137	$25,509	$29,612	$41,170

Nonperforming loans	$26,220	$27,672	$28,724	$33,266	$35,208
Other real estate owned	6,369	6,860	5,589	10,063	10,850
Nonperforming assets	$32,589	$34,532	$34,313	$43,329	$46,058

Nonperforming loans to loans at end of period	2.00%	2.12%	2.27%	2.63%	2.88%
Nonperforming assets to total assets	1.41	1.52	1.60	1.98	2.09

Per Share Common Stock
Net income (loss) diluted-GAAP basis (7)	$0.09	$0.03	$2.31	$0.11	$0.06
Net income (loss) basic-GAAP basis (7)	0.09	0.03	2.35	0.11	0.06

Cash dividends declared (7)	0.00	0.00	0.00	0.00	0.00
Book value per share common (7)	8.79	8.40	8.12	5.89	6.20

Average Balances
Total average assets	$2,286,998	$2,245,155	$2,153,830	$2,178,242	$2,169,329
Less: Intangible assets	629	813	1,009	1,205	1,395
Total average tangible assets	$2,286,369	$2,244,342	$2,152,821	$2,177,038	$2,167,934

Total average equity	$231,769	$236,950	$168,078	$164,747	$162,795
Less: Intangible assets	629	813	1,009	1,205	1,395
Total average tangible equity	$231,140	$236,137	$167,069	$163,541	$161,400

(1)	Calculated on a fully taxable equivalent basis using amortized cost.
(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.
(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses), because the unrealized gains (losses) are not included in net income (loss).
(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company's trend in earnings growth.
(5)	Excluding the income tax benefit related to the reversal of the valuation allowance for deferred tax assets and reflecting tax provisioning of $1,351 for the third quarter 2013, adjusted return on average assets and adjusted return on average shareholder's equity for the third quarter was 0.40 percent and 5.07 percent, respectively.
(6)	Defined as (noninterest expense less foreclosed property expense and amortization of intangibles) divided by net operating revenue (net interest income on a fully taxable equivalent basis plus noninterest income excluding securities gains).
(7)	Calculated based on total shares outstanding subsequent to the 5/1 reverse stock split.

	March 31,	December 31,	March 31,
SECURITIES	2014	2013	2013

U.S. Treasury and U.S. Government Agencies	$100	$100	$1,202
Mortgage-backed	619,951	602,568	638,571
Collateralized loan obligations	32,215	32,179	-
Obligations of states and political subdivisions	6,246	6,764	7,885
Other securities	-	-	1,538
Securities Available for Sale	$658,512	$641,611	$649,196

	March 31,	December 31,	March 31,
LOANS	2014	2013	2013

Construction and land development	$67,197	$67,450	$62,851
Real estate mortgage	1,121,027	1,113,128	1,052,766
Installment loans to individuals	44,601	44,713	43,248
Commercial and financial	79,401	78,636	64,752
Other loans	230	280	193
Total Loans	$1,312,456	$1,304,207	$1,223,810

AVERAGE BALANCES	(Unaudited)	04/24/14
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER					Percent Change vs.
	2014	2013				4th Qtr	1st Qtr
(Dollars in thousands)	First	Fourth	Third	Second	First	2013	2013

Assets
Earning assets:
Securities:
Taxable	$653,646	$655,176	$664,103	$639,769	$646,184	(0.2)%	1.2%
Nontaxable	1,016	1,560	1,560	1,647	1,666	(34.9)	(39.0)
Total Securities	654,662	656,736	665,663	641,416	647,850	(0.3)	1.1

Federal funds sold and other investments	188,048	156,823	113,798	168,740	172,505	19.9	9.0

Loans, net	1,307,796	1,293,373	1,278,391	1,269,789	1,247,666	1.1	4.8

Total Earning Assets	2,150,506	2,106,932	2,057,852	2,079,945	2,068,021	2.1	4.0

Allowance for loan losses	(20,205)	(20,817)	(20,206)	(21,515)	(22,018)	(2.9)	(8.2)
Cash and due from banks	37,186	40,836	35,810	34,279	34,706	(8.9)	7.1
Premises and equipment	34,731	34,750	34,834	35,121	34,516	(0.1)	0.6
Other assets	84,780	83,454	45,540	50,412	54,104	1.6	56.7

	$2,286,998	$2,245,155	$2,153,830	$2,178,242	$2,169,329	1.9	5.4

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	$507,313	$483,569	$447,350	$461,005	$474,915	4.9%	6.8%
Savings deposits	197,300	190,558	185,918	180,915	170,502	3.5	15.7
Money market accounts	330,787	332,576	336,229	339,058	341,833	(0.5)	(3.2)
Time deposits	270,215	282,543	289,408	302,110	311,945	(4.4)	(13.4)
Federal funds purchased and
other short term borrowings	155,656	142,999	157,607	159,847	160,600	8.9	(3.1)
Other borrowings	103,610	103,610	103,610	103,610	103,610	0.0	0.0

Total Interest-Bearing Liabilities	1,564,881	1,535,855	1,520,122	1,546,545	1,563,405	1.9	0.1

Demand deposits (noninterest-bearing)	481,048	462,830	454,642	455,525	433,757	3.9	10.9
Other liabilities	9,300	9,520	10,988	11,425	9,372	(2.3)	(0.8)
Total Liabilities	2,055,229	2,008,205	1,985,752	2,013,495	2,006,534	2.3	2.4

Shareholders' equity	231,769	236,950	168,078	164,747	162,795	(2.2)	42.4

	$2,286,998	$2,245,155	$2,153,830	$2,178,242	$2,169,329	1.9	5.4

AVERAGE YIELDS / RATES (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER
	2014	2013
(Dollars in thousands)	First	Fourth	Third	Second	First

Assets
Earning assets:
Securities:
Taxable	2.10%	2.11%	1.93%	1.88%	1.97%
Nontaxable	6.69	6.41	6.67	6.55	6.37
Total Securities	2.11	2.12	1.95	1.89	1.98

Federal funds sold and other investments	0.58	0.57	0.67	0.53	0.54

Loans, net	4.29	4.29	4.59	4.52	4.57

Total Earning Assets	3.31	3.33	3.52	3.39	3.43

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	0.08	0.08	0.08	0.09	0.10
Savings deposits	0.05	0.05	0.05	0.05	0.06
Money market accounts	0.08	0.09	0.08	0.08	0.08
Time deposits	0.61	0.62	0.64	0.67	0.69
Federal funds purchased and other short term borrowings	0.17	0.17	0.17	0.18	0.21
Other borrowings	2.44	2.44	2.44	2.45	2.48

Total Interest-Bearing Liabilities	0.33	0.35	0.36	0.36	0.38

Interest expense as a % of earning assets	0.24	0.25	0.26	0.27	0.29
Net interest income as a % of earning assets	3.07	3.08	3.25	3.12	3.15

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost.

Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

INTEREST INCOME / EXPENSE (1)	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	QUARTER					Percent Change vs.
	2014	2013				4th Qtr	1st Qtr
(Dollars in thousands)	First	Fourth	Third	Second	First	2013	2013

Assets
Earning assets:
Securities:
Taxable	$3,434	$3,452	$3,212	$3,008	$3,184	(0.5)%	7.9%
Nontaxable	17	25	26	27	27	(32.0)	(37.0)
Total Securities	3,451	3,477	3,238	3,035	3,211	(0.7)	7.5

Federal funds sold and other
investments	268	224	192	224	228	(19.6)	17.5

Loans, net	13,849	13,974	14,804	14,312	14,073	(0.9)	(1.6)

Total Earning Assets	17,568	17,675	18,234	17,571	17,512	(0.6)	0.3

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
NOW	102	96	93	100	112	6.3	(8.9)
Savings deposits	24	26	25	24	26	(7.7)	(7.7)
Money market accounts	68	74	69	67	70	(8.1)	(2.9)
Time deposits	407	444	470	501	532	(8.3)	(23.4)
Federal funds purchased and other short term borrowings	66	62	68	73	83	6.5	(20.5)
Other borrowings	624	637	637	634	634	(2.0)	(1.6)

Total Interest-Bearing Liabilities	1,291	1,339	1,362	1,399	1,457	(3.6)	(11.4)

Net interest income	16,277	16,336	16,872	16,172	16,055	(0.4)	1.4

(1)	On a fully taxable equivalent basis. Fees on loans have been included in interest on loans.

CONSOLIDATED QUARTERLY FINANCIAL DATA	(Unaudited)	04/24/14
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2014	2013
(Dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Customer Relationship Funding (Period End)
Demand deposits (noninterest bearing)
Commercial	$291,221	$261,938	$254,373	$260,325	$246,849
Retail	173,698	159,117	155,281	163,551	167,516
Public funds	34,636	32,971	27,002	29,487	26,166
Other	14,370	9,980	16,293	15,154	12,613
	513,925	464,006	452,949	468,517	453,144

NOW accounts
Commercial	41,281	43,241	35,029	35,714	39,303
Retail	329,226	324,583	305,055	308,390	307,545
Public funds	134,191	172,464	100,785	108,965	136,065
	504,698	540,288	440,869	453,069	482,913

Total Transaction Accounts
Commercial	332,501	305,179	289,402	296,039	286,152
Retail	502,924	483,700	460,336	471,941	475,061
Public funds	168,828	205,435	127,787	138,452	162,231
Other	14,370	9,980	16,293	15,154	12,613
	1,018,623	1,004,294	893,818	921,586	936,057

Savings accounts	202,170	192,491	187,181	184,219	177,213

Money market accounts
Commercial	109,158	100,601	107,767	109,938	111,580
Retail	221,762	221,062	217,176	216,370	220,555
Public funds	6,488	9,521	9,735	9,639	9,081
	337,408	331,184	334,678	335,947	341,216

Time certificates of deposit	261,594	278,076	283,233	296,857	307,678
Total Deposits	$1,819,795	$1,806,045	$1,698,910	$1,738,609	$1,762,164

Sweep repurchase agreements	$156,136	$151,310	$134,338	$160,934	$161,678

Total core customer funding (1)	$1,714,337	$1,679,279	$1,550,015	$1,602,686	$1,616,164

(1) Total deposits and sweep repurchase agreements, excluding certificates of deposits.

QUARTERLY TRENDS - LOANS AT END OF PERIOD (Dollars in Millions)	04/24/14
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2014	2013
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Installment loans to individuals
Automobile and trucks	$6.2	$6.6	$7.1	$7.5	$7.8
Marine loans	20.8	20.2	21.3	16.7	15.4
Other	17.6	17.9	18.8	20.1	20.0
	44.6	44.7	47.2	44.3	43.2
Construction and land development to individuals
Lot loans	13.3	12.9	14.7	15.5	16.6
Construction	24.4	21.3	19.7	20.7	20.8
	37.7	34.2	34.4	36.2	37.4
Residential real estate
Adjustable	392.5	391.9	378.4	372.6	365.8
Fixed rate	89.8	91.1	94.7	97.5	98.2
Home equity mortgages	60.6	62.0	61.8	62.2	61.3
Home equity lines	49.7	47.7	47.7	49.1	49.3
	592.6	592.7	582.6	581.4	574.6

TOTAL CONSUMER	674.9	671.6	664.2	661.9	655.2

Commercial & financial	79.4	78.6	70.8	65.2	64.8

Construction and land development for commercial
Residential
Single family residences	1.8	2.0	-	-	-
Single family land and lots	4.7	4.9	4.9	5.0	4.9
Townhomes	0.5	-	-	-	-
Multifamily	3.6	3.7	3.8	3.9	3.9
	10.6	10.6	8.7	8.9	8.8
Commercial
Office buildings	-	-	1.6	1.6	1.1
Retail trade	2.9	7.7	1.8	1.8	-
Land	4.4	4.9	7.3	7.2	7.8
Healthcare	7.1	5.4	4.7	2.9	3.3
Churches and educational facilities	1.1	3.8	4.0	2.5	1.2
Lodging	3.4	0.9	0.3	-	-
	18.9	22.7	19.7	16.0	13.4

Total construction and land development	29.5	33.3	28.4	24.9	22.2

Commercial real estate
Office buildings	120.0	118.7	118.2	112.0	112.5
Retail trade	142.0	130.6	128.9	135.5	122.2
Industrial	76.7	81.1	79.6	83.3	73.4
Healthcare	44.1	45.5	38.8	42.1	39.4
Churches and educational facilities	26.9	25.3	24.2	26.4	26.9
Recreation	2.4	2.5	2.5	2.6	2.6
Multifamily	17.2	16.8	6.2	9.5	8.5
Mobile home parks	1.8	1.9	1.9	1.9	2.0
Lodging	16.9	17.1	17.3	17.5	18.0
Restaurant	3.7	3.7	3.8	3.5	3.6
Agricultural	4.7	7.0	7.2	7.1	5.9
Convenience stores	22.0	20.8	21.0	20.2	20.2
Marina	20.6	21.3	21.5	20.9	21.1
Other	29.4	28.1	27.9	31.1	25.1
	528.4	520.4	499.0	513.6	481.4

TOTAL COMMERCIAL	637.3	632.3	598.2	603.7	568.4

Other	0.2	0.3	0.5	0.3	0.2
	$1,312.4	$1,304.2	$1,262.9	$1,265.9	$1,223.8

QUARTERLY TRENDS - INCREASE (DECREASE) IN LOANS BY QUARTER (Dollars in Millions)	04/24/14
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2014	2013
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Installment loans to individuals
Automobile and trucks	$(0.4)	$(0.5)	$(0.4)	$(0.3)	$-
Marine loans	0.6	(1.1)	4.6	1.3	(3.0)
Other	(0.3)	(0.9)	(1.3)	0.1	(0.7)
	(0.1)	(2.5)	2.9	1.1	(3.7)
Construction and land development to individuals
Lot loans	0.4	(1.8)	(0.8)	(1.1)	(0.1)
Construction	3.1	1.6	(1.0)	(0.1)	(1.4)
	3.5	(0.2)	(1.8)	(1.2)	(1.5)
Residential real estate
Adjustable	0.6	13.5	5.8	6.8	4.8
Fixed rate	(1.3)	(3.6)	(2.8)	(0.7)	(0.8)
Home equity mortgages	(1.4)	0.2	(0.4)	0.9	3.3
Home equity lines	2.0	-	(1.4)	(0.2)	(2.1)
	(0.1)	10.1	1.2	6.8	5.2

TOTAL CONSUMER	3.3	7.4	2.3	6.7	-

Commercial & financial	0.8	7.8	5.6	0.4	2.9

Construction and land development for commercial
Residential
Single family residences	(0.2)	2.0	-	-	-
Single family land and lots	(0.2)	-	(0.1)	0.1	(0.7)
Townhomes	0.5	-	-	-	-
Multifamily	(0.1)	(0.1)	(0.1)	-	(0.4)
	(0.0)	1.9	(0.2)	0.1	(1.1)
Commercial
Office buildings	-	(1.6)	-	0.5	1.1
Retail trade	(4.8)	5.9	-	1.8	-
Land	(0.5)	(2.4)	0.1	(0.6)	(1.8)
Healthcare	1.7	0.7	1.8	(0.4)	1.5
Churches and educational facilities	(2.7)	(0.2)	1.5	1.3	0.7
Lodging	2.5	0.6	0.3	-	-
	(3.8)	3.0	3.7	2.6	1.5

Total construction and land development	(3.8)	4.9	3.5	2.7	0.4

Commercial real estate
Office buildings	1.3	0.5	6.2	(0.5)	7.8
Retail trade	11.4	1.7	(6.6)	13.3	(4.5)
Industrial	(4.4)	1.5	(3.7)	9.9	0.8
Healthcare	(1.4)	6.7	(3.3)	2.7	(1.3)
Churches and educational facilities	1.6	1.1	(2.2)	(0.5)	(1.7)
Recreation	(0.1)	-	(0.1)	-	(0.1)
Multifamily	0.4	10.6	(3.3)	1.0	(0.5)
Mobile home parks	(0.1)	-	-	(0.1)	-
Lodging	(0.2)	(0.2)	(0.2)	(0.5)	(0.7)
Restaurant	-	(0.1)	0.3	(0.1)	0.1
Agricultural	(2.3)	(0.2)	0.1	1.2	(0.2)
Convenience stores	1.2	(0.2)	0.8	-	(0.3)
Marina	(0.7)	(0.2)	0.6	(0.2)	(0.1)
Other	1.3	0.2	(3.2)	6.0	(4.7)
	8.0	21.4	(14.6)	32.2	(5.4)

TOTAL COMMERCIAL	5.0	34.1	(5.5)	35.3	(2.1)

Other	(0.1)	(0.2)	0.2	0.1	(0.2)
	$8.2	$41.3	$(3.0)	$42.1	$(2.3)